     As filed with the Securities and Exchange Commission on October 23, 2006
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ENCORE WIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2274963 (I.R.S. Employer Identification No.)

1410 Millwood Road McKinney, Texas (Address of principal executive offices)	75069 (Zip Code)
Encore Wire Corporation
1999 Stock Option Plan
(Full title of the Plan)
Daniel L. Jones
President and Chief Executive Officer
Encore Wire Corporation
1410 Millwood Road
Dallas, Texas 75069
(972) 562-9473
(Name, address and telephone number of agent for service)
Copy to:
Matthew J. Morrison
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
(214) 969-1363

CALCULATION OF REGISTRATION FEE

Title of securities to be	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
registered	Registered (1)(2)	price per share(3)	aggregate offering price (2)	registration fee
Common Stock, par value $.01 per share	300,000 shares	$36.08	$10,824,000	$1,158.17

(1)	Registrant is registering an aggregate of 1,200,000 shares under the Encore Wire Corporation 1999 Stock Option Plan (as amended February 20, 2006) pursuant to this Registration Statement. The 300,000 shares being registered represent an increase in the shares reserved for issuance under the Plan from 900,000 shares to 1,200,000 shares. The filing fee for the original shares was paid previously.

(2)	Includes an indeterminate number of additional shares issuable pursuant to stock splits, stock dividends or similar transactions as permitted by Rule 416(c).

(3)	Computed in accordance with Rule 457(h) on the basis of the average of the high ($36.60) and low ($35.11) sales prices of the Common Stock ($36.08) on The Nasdaq Stock Market LLC on October 19, 2006.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED
REGISTRATION STATEMENT BY REFERENCE
     Pursuant to the General Instruction E of Form S-8, Encore Wire Corporation (“Encore” or the “Company”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to include an additional 300,000 shares under the Encore Wire Corporation 1999 Stock Option Plan (the “Plan”). Pursuant to such Instruction E, the contents of the Registrant’s registration statement on Form S-8 (Registration Statement No. 333-86620) filed with the SEC on April 19, 2002, is hereby incorporated by reference, except as revised in Part II of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 14, 2006 (the “Annual Report”);
(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006, filed May 9, 2006 and August 8, 2006, respectively;
(c) The Registrant’s Current Report filed on Form 8-K on September 1, 2006, its Current Report on Form 8-K filed on September 5, 2006 and its current report on Form 8-K filed on September 29, 2006; and
(d) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on June 4, 1992 and declared effective on July 16, 1992, including any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to: Encore Wire Corporation, 1410 Millwood Road, Dallas, Texas 75069 , Attention: Frank J. Bilban, (972) 562-9473.
Item 5. Interests of Named Experts and Counsel.
     Certain legal matters with respect to legality of the Common Stock registered hereby will be passed upon for the Registrant by Thompson & Knight LLP. Jack M. Little is Of Counsel with Thompson & Knight LLP, and, as of the date of this Registration Statement, owns, in the aggregate 3,350 shares of the Company’s common stock.

Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:
4.1	1999 Stock Option Plan, as amended and restated, effective as of February 20, 2006.

5.1	Opinion of Thompson & Knight LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collin County, Texas on October 20, 2006.

ENCORE WIRE CORPORATION
By:	/s/ Daniel L. Jones
Daniel L. Jones
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Encore Wire Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitutes and appoints Daniel L. Jones and Frank J. Bilban, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Daniel L. Jones Daniel L. Jones	President and Chief Executive Officer; Director	October 19, 2006

/s/ Frank J. Bilban Frank J. Bilban	Vice President - Finance, Secretary and Treasurer (Principal Financial and Accounting Officer)	October 19, 2006

/s/ Donald E. Courtney Donald E. Courtney	Director	October 19, 2006

Signature	Capacity in Which Signed	Date

/s/ William R. Thomas William R. Thomas	Director	October 19, 2006

/s/ John H. Wilson John H. Wilson	Director	October 19, 2006

/s/ Joseph M. Brito Joseph M. Brito	Director	October 19, 2006

/s/ Thomas L. Cunningham Thomas L. Cunningham	Director	October 19, 2006

/s/ Scott D. Weaver Scott D. Weaver	Director	October 19, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	1999 Stock Option Plan, as amended and restated, effective as of February 20, 2006.

5.1	Opinion of Thompson & Knight LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).